Exhibit 99.1

Aegerion Pharmaceuticals Appoints Mark J. Fitzpatrick as Chief Financial Officer

Seasoned Financial Executive Joins Management Team

CAMBRIDGE, Mass., April 27, 2011 (GLOBE NEWSWIRE) — Aegerion Pharmaceuticals, Inc. (Nasdaq:AEGR), an emerging biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat severe lipid disorders, announced the appointment of Mark J. Fitzpatrick as its Chief Financial Officer.

Mr. Fitzpatrick brings over 15 years of financial management experience in both public and private companies. He was most recently Vice President, Chief Financial Officer and Assistant Secretary at Proteon Therapeutics, Inc. Prior to his role at Proteon, Mr. Fitzpatrick was Vice President and Chief Financial Officer, Treasurer and Assistant Secretary with RenaMed Biologics, Inc. He also held CFO positions with Dynogen Pharmaceuticals, WorldStreet Corporation and Diacrin. He previously was a senior auditor with Arthur Andersen & Co.

“Mark brings strong financial and operational acumen to Aegerion with both public and private company financial management experience,” commented Marc D. Beer, Chief Executive Officer of Aegerion. “His background is a complement to Aegerion’s needs both today and in the future as we work towards our goals of commercial launch and profitability.”

About Aegerion Pharmaceuticals, Inc.

Aegerion Pharmaceuticals, Inc. (Nasdaq:AEGR) is an emerging biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat severe lipid disorders. The Company’s lead product, lomitapide, is in Phase III clinical development. Lomitapide is initially being developed to treat patients with a rare genetic lipid disorder called homozygous familial hypercholesterolemia, or HoFH. The Company also plans to initiate a clinical program for lomitapide to treat patients with a severe genetic form of hypertriglyceridemia called familial chylomicronemia.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Private Securities Litigation Reform Act of 1995, including statements regarding expected regulatory filings for and commercialization of the Company’s lead product candidate, lomitapide. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. The risks and uncertainties include, the Company’s history of operating losses; the Company’s potential need for additional capital to fund operations and develop its product candidates; uncertainties associated with the clinical development and associated regulatory filings of the Company’s product candidates, including the risk that the Company’s regulatory filings may not be accepted by the applicable regulatory authorities; the risk that the Company’s product candidates may not be approved for any indication, or if approved; the risk that the finally approved definition of the targeted patient populations for the Company’s product candidates may be narrower than expected; risks associated with undesirable side effects experienced by some patients in clinical trials for the Company’s product candidates; risks associated with the Company’s lack of sales and marketing experience; the highly competitive industry in which the Company operates; risks associated with the Company’s intellectual property rights and the extent to which such intellectual property rights protect the Company’s product candidates; the risk that third parties may allege that the Company infringes their intellectual property rights or that the Company has failed to comply with the provisions of its in-license agreements; risks associated with the Company’s reliance on third parties, in particular clinical research organizations and contract manufacturers; risks associated with the Company’s ability to recruit, hire and retain qualified personnel; and risks associated with volatility in the Company’s stock price as a newly public company. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by the Company, see the disclosure contained in the Company’s public filings with the Securities and Exchange Commission, including the Company’s recent Annual Report on Form 10-K under the heading “Risk Factors” and available on its investor relations website at http://www.aegerion.com and on the SEC’s website at http://www.sec.gov.

CONTACT: Aegerion Pharmaceuticals, Inc.

Corporate

Will Lewis, President

+1 (908) 707-2100

LaVoie Group, Inc.

Investors & Media

Amanda Murphy

+1 (978) 745-4200 ×107

amurphy@lavoiegroup.com